Exhibit 35

Execution Version

SPLIT-OFF AGREEMENT

This SPLIT-OFF AGREEMENT (this “Agreement”) is made as of April 16, 2019, by and among FINTECH ADVISORY INC., a Delaware corporation (the “Splitting Company”), FINTECH ADVISORY ESCINDIDA INC., a Delaware corporation (the “Split-Off Company”), and the sole shareholder of the Splitting Company, DAVID MANUEL MARTINEZ (the “Sole Shareholder”, and together with the Splitting Company and the Split-Off Company, the “Parties”).

R E C I T A L S

WHEREAS, as of the Effective Date, immediately prior to giving effect to the transactions contemplated herein, the Sole Shareholder is the owner of 100% of the equity interest in the Splitting Company;

WHEREAS, pursuant to that certain unanimous written consent of the sole shareholder of the Splitting Company dated April 15, 2019 (the “Split-Off Resolution”), as of the Effective Date, immediately prior to giving effect to the transactions contemplated herein, the Splitting Company owned a business unit (the “Split Off Unit”) consisting of all of the operations, rights and obligations of the Splitting Company in respect of (1) 100% of the membership interest of Fintech Energy L.L.C. (“FEN”), a Delaware limited liability company, including, for the avoidance of doubt, any appurtenant rights related to distributions on such holdings and all of the operations, rights and obligations derived from shareholders agreements and financing agreements entered into by the Splitting Company in relation to such holdings and (2) 100% of the membership interest of Fintech Telecom, LLC (“FTL”), a Delaware limited liability company including, for the avoidance of doubt, any appurtenant rights related to distributions on such holdings and all of the operations, rights and obligations derived from shareholders agreements and financing agreements entered into by the Splitting Company in relation to such holdings;

WHEREAS, pursuant to the Split-Off Resolution, the Splitting Company resolved to carry out a corporate reorganization to split-off and cause to vest 100% of the assets and liabilities (patrimonio) of the Split Off Unit of the Splitting Company in a new and separate entity, such that the Sole Shareholder’s indirect holdings in the Split Off Unit are held separately in their entirety through the Split-Off Company (the “Split-Off Agreement”); and

WHEREAS, in furtherance of the Split-Off Resolution, substantially contemporaneously with the effectiveness on the Effective Date of the transactions contemplated herein, the Sole Shareholder will be the owner of 100% of the equity interest in the Split-Off Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby wish to give effect, as of the Effective Date, to the Split-Off Resolution by causing 100% of the assets and liabilities (patrimonio) of the Split Off Unit, which comprises all of the Splitting Company’s right, title and interest in and to the Split Off Unit, to vest in the Split-Off Company, and agree as follows:

SECTION 1

VESTING OF THE SPLIT OFF UNIT

1.1          Vesting of the Split Off Unit and Acceptance.

(a)           Upon the terms and subject to the conditions set forth herein, the Splitting Company hereby agrees to take such actions as are reasonably necessary or desirable to cause the Split Off Unit (which comprises all of the Splitting Company’s right, title and interest in and to the Split Off Unit, including 100% of the membership interests of Fintech Energy L.L.C. and Fintech Telecom, LLC (including, for the avoidance of doubt, any appurtenant rights related to distributions on such membership interests), with such membership interests and any appurtenant rights being free and clear of any and all liens (including tax liens), charges, security interests, options, mortgages, pledges, proxies, voting trusts or similar agreements, reversions, reverters, restrictive covenants, or restriction on the title, transfer, use, voting, receipt of income or other exercise of any attributes of ownership of any nature whatsoever (except for any restrictions or obligations resulting from shareholders agreements or financing agreements entered into by the Split Off Company in respect of such holdings prior to the Effective Date)), to vest in and be held and owned by the Split-Off Company, effective as of the Effective Date, and the Split-Off Company hereby irrevocably accepts the Split Off Unit, effective as of the Effective Date.  For purposes of this Agreement, the “Effective Date” shall be defined as April 16, 2019.  The allocation of the Split Off Unit, including its assets, is made without generating any gain or loss (resultados) and it is made in accordance with the laws of the State of Delaware and not the laws of any other jurisdiction because they are not applicable.

(b)           The Sole Shareholder acknowledges that the Split Off Unit is being vested in the Split-Off Company owned by the Sole Shareholder pursuant to the Split-Off Resolution.

(c)           The Sole Shareholder further acknowledges that rest of the assets and liabilities of the Splitting Company shall continue in the Splitting Company owned by the Sole Shareholder pursuant to the Split-Off Resolution.

SECTION 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1          Representations and Warranties of the Splitting Company.  The Splitting Company hereby represents and warrants to the Split-Off Company as of the date hereof that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) it has the legal power, right and authority to execute and deliver, and to perform its obligations under, this Agreement, (iii) all acts required to be taken by it in connection with its execution, delivery and performance of this Agreement

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and the consummation of the transactions contemplated hereby have been duly authorized and properly taken, and (iv) this Agreement has been duly executed and delivered by the Splitting Company and (assuming the due authorization, execution and delivery thereof by the Split-Off Company) constitutes a valid and binding obligation of the Splitting Company enforceable against it in accordance with the terms hereof.

2.2          Representations and Warranties of the Split-Off Company.  The Split-Off Company hereby represents and warrants to the Splitting Company as of the date hereof that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) it has the legal power, right and authority to execute and deliver, and to perform its obligations under, this Agreement, (iii) all acts required to be taken by it in connection with its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and properly taken, and (iv) this Agreement has been duly executed and delivered by the Split-Off Company and (assuming the due authorization, execution and delivery thereof by the Splitting Company) constitutes a valid and binding obligation of the Split-Off Company enforceable against it in accordance with the terms hereof.

2.3          Representations and Warranties of the Sole Shareholder.  The Sole Shareholder hereby represents and warrants that as of the date hereof (i) it has the legal power, right and authority to execute and deliver, and to perform its obligations under, this Agreement, (ii) all acts required to be taken by it in connection with its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and properly taken, and (iii) this Agreement has been duly executed and delivered by the Sole Shareholder and (assuming the due authorization, execution and delivery thereof by the other Parties thereto) constitutes a valid and binding obligation of the Sole Shareholder enforceable against it in accordance with the terms hereof.

2.4          Further Assurances.  Each Party shall execute such other documents and take such further actions as may be required or reasonably requested by the other Party to consummate the transactions contemplated hereby.

SECTION 3

MISCELLANEOUS

3.1          Assigns and Successors.  This Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other person or entity will be entitled to any of the benefits conferred by this Agreement.

3.2          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered, whether by facsimile or by e-mail of a scanned PDF copy, to the other Party.

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3.3          Severability.  If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or its application to other persons and circumstances shall not be affected thereby, and each term and provision hereof shall be enforced to the fullest extent permitted by law.

3.4          Amendments; Waiver.  This Agreement may be amended only by a written instrument signed by each of the Parties.  No provisions of this Agreement shall be deemed waived except by an instrument in writing signed by the Party sought to be bound.  No failure or delay by any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

3.5          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws rules thereof (other than Section 5-1401 and 5-1402 of the New York General Obligations Law).

[Signature pages follow]

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IN WITNESS WHEREOF, each Party has executed, or caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date first above written.

FINTECH ADVISORY INC.

By:	/s/ Julio R. Rodriguez, Jr.
	Name:	Julio R. Rodriguez, Jr.
	Title:	Authorized Person

Signature Page —  FAI Split-off Agreement

FINTECH ADVISORY ESCINDIDA INC.

By:	/s/ Julio R. Rodriguez, Jr.
	Name:	Julio R. Rodriguez, Jr.
	Title:	Authorized Person

Signature Page —  FAI Split-off Agreement

DAVID MANUEL MARTINEZ, as Sole Shareholder

By:	/s/ David Manuel Martinez
	Name:	David Manuel Martinez
	Title:	Sole Shareholder

Signature Page —  FAI Split-off Agreement